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                                                          Exhibit 99(a)(5)(iii)




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                          AGREEMENT AND PLAN OF MERGER

                                      among

                                    ELYO S.A.

                               T ACQUISITION CORP.

                                       and

                            TRIGEN ENERGY CORPORATION


                          Dated as of January 19, 2000



                          ============================

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of January 19, 2000, between Elyo S.A., a societe anonyme organized and existing under the laws of the Republic of France ("PARENT"), T Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("PURCHASER"), and Trigen Energy Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

                  WHEREAS, Parent beneficially owns through its wholly and majority owned subsidiaries, an aggregate of 6,507,944 shares (the "PARENT SHARES") of common stock, par value $.01 per share (the "SHARES" or the "COMMON STOCK"), of the Company, constituting approximately 52.7% of the total outstanding Shares, and has proposed to the Company that Purchaser acquire all of the remaining issued and outstanding Shares;

                  WHEREAS, on or prior to the Effective Time (as defined below) Parent will cause the Parent Shares to be transferred to Purchaser;

                  WHEREAS, the special committee of the independent directors of the board of directors of the Company (the "COMPANY BOARD") established to consider Parent's proposal (the "SPECIAL COMMITTEE") has unanimously recommended that the Company Board approve the Offer (as defined below), and approve and authorize the Merger (as defined below) and this Agreement;

                  WHEREAS, in furtherance of Parent's acquisition of all the remaining issued and outstanding Shares, it is proposed that Purchaser may elect to make a cash tender offer (the "OFFER") in compliance with Section 14(d)(i) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to acquire any and all of the issued and outstanding Shares for $23.50 per Share (the "PER SHARE AMOUNT"), net to the sellers in cash, upon the terms and subject to the conditions of this Agreement and the Offer;

                  WHEREAS, the respective boards of directors of Parent, Purchaser and the Company have deemed it advisable and in the best interests of their respective stockholders to consummate, and have approved, the merger of Purchaser with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Company Board has approved the Offer and resolved to recommend the Offer to the Company's stockholders; and



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                  WHEREAS, the parties hereto desire to make certain
representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

         1.       THE OFFER.

                  1.1 THE OFFER. (a) Subject to the provisions of this Agreement and this Agreement not having been terminated, Purchaser shall commence, as promptly as practicable, and Parent shall cause Purchaser to commence, within the meaning of Rule 14d-2 under the Exchange Act, the Offer. The obligation of Purchaser, and of Parent to cause Purchaser, to commence the Offer and to accept for payment, and to pay for any shares of Common Stock tendered pursuant to the Offer shall be subject to the satisfaction of the conditions set forth in EXHIBIT A and the terms and conditions of this Agreement (the "OFFER CONDITIONS"). Subject to the provisions of this Agreement, the Offer shall initially expire on the 20th business day from and after the date the Offer is commenced, including the date of the commencement of the Offer as the first business day in accordance with Rule 14d-2, unless this Agreement is terminated in accordance with ARTICLE 8, in which case the Offer (whether or not previously extended in accordance with the terms hereof) shall expire on such date of termination.

                  (b) Purchaser expressly reserves the right to waive any condition set forth on Exhibit A without the consent of the Company, and to make any other changes in the terms and conditions of the Offer. However, without the prior written consent of the Company, Purchaser shall not (i) reduce the maximum number of Shares subject to the Offer, (ii) decrease the Per Share Amount, (iii) change the form of consideration payable in the Offer, or (iv) amend or modify the Offer Conditions in any manner adverse to the holders of Shares. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, extend the Offer at any time and from time to time: (i) if at the then scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or waived, until such time as all such conditions shall have been satisfied or waived; (ii) for any period required by any statute or rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or its staff applicable to the Offer; (iii) for any period required by applicable law in connection with an increase in the consideration to be paid pursuant to the Offer; and (iv) from time to time, for an aggregate period of not more than ten (10) business days (for all such extensions under this clause
(iv)) beyond the latest expiration date that would be permitted under clause
(i), (ii) or (iii) of this sentence. So long as this Agreement is in effect and the Offer



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Conditions have not been satisfied or waived, Purchaser shall, and Parent shall cause Purchaser to, cause the Offer not to expire. Subject to and in accordance with the terms and conditions of the Offer and this Agreement (but subject to the right of termination in accordance with ARTICLE 8), Purchaser shall, and Parent shall cause Purchaser to, accept for payment and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer. In addition to the foregoing, Purchaser may provide for a "subsequent offering period" to the extent provided in Rule 14d-11 under the Exchange Act, as in effect as of January 24, 2000, after the purchase of Shares pursuant to the Offer.

                  1.2. ACTIONS BY PARENT AND PURCHASER. (a) As soon as reasonably practicable following execution of this Agreement, Parent and Purchaser shall file with the SEC a Tender Offer Statement and a Rule 13e-3 Transaction Statement on Schedule TO, including all exhibits thereto (together with all amendments and supplements thereto, the "SCHEDULE TO") with respect to the Offer, the Merger and the other transactions contemplated hereby. The Schedule TO shall contain or incorporate by reference an offer to purchase (the "OFFER TO PURCHASE") and forms of the related letter of transmittal and any related documents (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements or amendments thereto, collectively, the "OFFER DOCUMENTS"). The Offer Documents shall comply in all material respects with the requirements of the Exchange Act. On the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent and Purchaser agrees to correct promptly, and the Company agrees to notify Parent promptly as to, any information provided by it for use in the Offer Documents, if and to the extent such information shall have become false or misleading in any material respect, and each of Parent and Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to all of the holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser agree to provide the Company and the Special Committee and their respective counsel in writing any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments. Parent and Purchaser shall use their respective reasonable best efforts to respond to such comments promptly and shall provide the Company copies of any written responses and telephonic notification of any verbal responses by Parent, Purchaser or their counsel.



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                  (b) Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

                  1.3. ACTIONS BY THE COMPANY. (a) The Company hereby approves of the Offer and represents and warrants that (i) the Special Committee has recommended that the Company Board approve the Offer and the Merger, and approve and authorize this Agreement, and the other transactions contemplated hereby and
(ii) the Company Board at a meeting duly called and held, has, by unanimous vote of all directors and based on the recommendation of the Special Committee described in the preceding clause (i) duly adopted resolutions: (A) approving the Offer and the Merger and approving and adopting this Agreement, (B) determining that the Merger is advisable and that the terms of the Offer and Merger are fair to, and in the best interests of, the Company and the Company's stockholders, (C) recommending that the Company's stockholders accept the Offer and, if approval is required by applicable law, approve the Merger and approve and adopt this Agreement, and (D) taking all actions necessary to render Section 203 of the Delaware General Corporation Law (the "DGCL") inapplicable to the Offer, the Merger, this Agreement or any of the transactions contemplated hereby. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board and the recommendation of the Special Committee described in the first sentence of this SECTION 1.3(A). The Company shall provide for inclusion in the Offer Documents any information reasonably requested by Parent or Purchaser, and to the extent requested by Parent or Purchaser, the Company shall cooperate in the preparation of the Offer Documents. The Company further represents and warrants that (i) the Special Committee has been duly authorized and constituted, and (ii) the Special Committee, at a meeting thereof duly called, determined that this Agreement, the Merger and the Offer are fair to and in the best interests of the stockholders of the Company (other than the Parent and its affiliates).

                  (b) As soon as reasonably practicable on the date of the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, together with all amendments and supplements thereto, "SCHEDULE 14D-9") containing the recommendations of the Company Board and the Special Committee described in SECTION 1.3(A) and shall disseminate the
Schedule 14D-9 to the stockholders of the Company to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal or state securities laws. To the extent practicable, the Company shall cooperate with Purchaser and/or Parent in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the Company's stockholders. Parent, Purchaser and their counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the SEC. The
Schedule 14D-9 shall comply in all material respects with the requirements of the Exchange Act. On the



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date filed with the SEC and on the date first published, sent or given to the
Company's stockholders, the Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser for inclusion in the Schedule 14D-9. The Company agrees to correct promptly, and each of Parent and Purchaser agrees to notify the Company promptly as to, any information provided by it for use in the Schedule 14D-9, if and to the extent such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to all of the holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Parent and Purchaser and their counsel in writing any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company agrees to use its reasonable best efforts, after consultation with Parent, to respond promptly to all such comments of and requests by the SEC. The Company shall provide Parent copies of any written responses and telephonic notification of any verbal responses by the Company and its counsel.

                  (c) In connection with the Offer, the Company shall promptly, or shall cause its transfer agent to promptly, furnish Purchaser with mailing labels containing the names and addresses of the record holders of Shares, each as of the most recent date together with copies of all lists of stockholders and security position listings and all other information in the Company's possession or control regarding the beneficial owners of Common Stock, and shall furnish to Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Purchaser shall hold in confidence the information contained in any of such labels, lists and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with Section 8.1, shall deliver to the Company all copies of such information then in their possession.

                  (d) Subject to the terms and conditions of this Agreement, if there shall occur a change in law or in a binding judicial interpretation of existing law which would, in the absence of action by the Company or the Company Board, prevent the Purchaser, were it to acquire a specified percentage of the shares of Common Stock then outstanding, from approving and adopting this Agreement by its affirmative vote as the holder of a majority of shares of Common Stock and without the affirmative vote of any



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other stockholder, the Company will use its best efforts to promptly take or cause such action to be taken.

                                    ARTICLE 2

         2.       THE MERGER.

                  2.1. THE MERGER. At the Effective Time, subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"). The Merger shall have the effects specified in the DGCL.

                  2.2. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at 10:00 a.m., local time, as soon as practicable following the satisfaction (or waiver if permissible) of the conditions set forth in ARTICLE
7. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

                  2.3. EFFECTIVE TIME. If all the conditions to the Merger set forth in ARTICLE 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in ARTICLE 8 (and subject to SECTION 3.6), the parties hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL ("CERTIFICATE OF MERGER") to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "EFFECTIVE TIME").

                  2.4 CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Unless otherwise agreed by the Company and Parent prior to the Closing, at the Effective Time:

                  (a) The certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety as set forth in Exhibit B hereto, until duly amended in accordance with applicable law and the terms thereof;

                  (b) The by-laws of Purchaser as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until duly amended in



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accordance with applicable law, the terms thereof, and the Surviving
Corporation's certificate of incorporation;

                  (c) The officers of the Company immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are duly appointed or elected in accordance with applicable law and the Surviving Corporation's certificate of incorporation and by-laws; and

                  (d) The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are duly appointed or elected in accordance with applicable law, and the Surviving Corporation's certificate of incorporation and by-laws.

                                    ARTICLE 3

         3. EFFECT OF THE MERGER ON SECURITIES OF PURCHASER AND THE COMPANY.

                  3.1. PURCHASER STOCK. At the Effective Time, each share of common stock, $.01 par value per share, of Purchaser that is outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, $.01 par value per share, of the Surviving Corporation.

                  3.2. COMPANY SECURITIES. (a) Other than as set forth in the immediately following sentence, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holder thereof, be converted into the right to receive the Per Share Amount or any higher per share price as may be paid in the Offer, without interest (the "MERGER CONSIDERATION") in accordance with SECTION 3.3 upon the surrender of a certificate or certificates (a "CERTIFICATE") representing such shares of Common Stock. The following Shares shall not be converted into the right to receive the Per Share Amount at the Effective Time:
(i) Restricted Stock granted under and defined in the Trigen Energy Corporation 1994 Stock Incentive Plan, which, in accordance with Section 3.2(c)(ii), shall be canceled immediately prior to the filing of the Certificate of Merger; (ii) shares of Common Stock owned by Parent directly or by Purchaser or held by the Company, all of which shall be canceled; and (iii) Dissenting Shares (as defined below).

                  (b) Each Share issued and held in the Company's treasury at the Effective Time, or held by Purchaser or by Parent directly, or any wholly owned subsidiary of Parent or Purchaser, shall, by virtue of the Merger and without any action on



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the part of Parent, Purchaser, the Company or the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

                  (c) (i) The Company shall, immediately prior to the Effective Time, (A) terminate each Company stock option, stock appreciation rights, restricted stock or similar plan, and any other plan, program or arrangement providing for the issuance, grant or purchase of any other interest in respect of the capital stock of the Company or any of its Subsidiaries (as defined below), and (B) amend the provisions of any other Company Employee Benefit Plan (as defined below), or related trust or funding vehicle, providing for the issuance, holding, transfer or grant of any Shares, or any interest in respect of any Shares (such plans set forth in clauses (A) or (B), collectively, the "COMPANY STOCK PLANS"), to provide no continuing rights to acquire, hold, transfer, or grant any Shares or any interest in any Shares. With respect to the 1994 Employee Stock Purchase Plan, prior to the Effective Time, the Company shall cause the "Exercise Date" for the current "Purchase Period" to be accelerated and occur on a date no later than the date of the Effective Time.

                           (ii) All options to acquire Shares outstanding
immediately prior to the Effective Time under any Company Stock Plan or under any agreement (an "OPTION"), whether or not then exercisable, shall (by all necessary and appropriate action taken on or prior to the date of this Agreement of the Company Board or such appropriate committee or committees of the Company Board) be canceled at the Effective Time and each holder of an Option shall promptly after the Effective Time receive from the Surviving Corporation, for each share of Common Stock subject to an Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, without interest, in full settlement of the Company's (and the Surviving Corporation's) obligations under each such Option. To the extent that the per share exercise price of any Option equals or exceeds the Merger Consideration, at the Effective Time such Option shall be canceled and the holder of such Option shall not receive or be entitled to receive any consideration from Parent, Purchaser or the Surviving Corporation. The amount payable pursuant to this SECTION 3.2(C) shall be subject to all applicable withholding of taxes.

                           (iii) Immediately prior to the filing of the
Certificate of Merger, all shares of Restricted Stock shall be canceled and each holder of a share of Restricted Stock shall promptly after the Effective Time receive from the Surviving Corporation, for each share of Restricted Stock, an amount of cash equal to one-fourth of the Merger Consideration. In connection with the foregoing, the Surviving Corporation intends, in accordance with the Trigen Energy Corporation 1994 Stock Incentive Plan, to implement an incentive plan following the Effective Time.

                  3.3. EXCHANGE OF CERTIFICATES REPRESENTING COMMON STOCK. (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company, subject to



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the reasonable satisfaction of the Company, to act as paying agent hereunder for payment of the Merger Consideration upon surrender of Certificates (the "PAYING AGENT"). Parent shall take all steps necessary to cause the Surviving
Corporation to provide the Paying Agent with cash in amounts necessary to pay for all the shares of Common Stock pursuant to SECTION 3.2(A) and, in connection with the Options, pursuant to SECTION 3.2(C), as and when such amounts are needed by the Paying Agent. Such amounts shall hereinafter be referred to as the "EXCHANGE FUND."

                  (b) As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of shares of Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which letter shall be in such form and have such other provisions as are customary for letters of this nature and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to SECTION 3.2, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 3.3, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive on such surrender the amount, without any interest thereon, of cash into which shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to SECTION 3.2.

                  (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this ARTICLE 3.

                  (d) Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders



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of the Company who have not theretofore complied with this ARTICLE 3 may thereafter look only to the Surviving Corporation for payment of any Merger Consideration, without any interest thereon, that may be payable in respect of each share of Common Stock such stockholder holds as determined pursuant to this Agreement.

                  (e) None of Parent, the Company, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim which may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

                  3.4. ADJUSTMENT OF MERGER CONSIDERATION. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted to eliminate the effects of that event.

                  3.5. DISSENTING COMPANY STOCKHOLDERS. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Shares who have properly exercised appraisal rights with respect thereto in accordance with
Section 262 of the DGCL (the "DISSENTING SHARES") will not be exchangeable for the right to receive the Merger Consideration. Each holder of such Dissenting Shares will be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of such Section 262 unless and until such holder fails to perfect or effectively waive, withdraw or lose his or her rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively waives, withdraws or loses such right, such Shares will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest or dividends thereon. The Company will give Parent prompt notice of any demands received by the Company for appraisals of Shares prior to the Effective Time and, prior to the Effective Time, the Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                  3.6. MERGER WITHOUT MEETING OF STOCKHOLDERS. Notwithstanding the foregoing, in the event that Purchaser, or any other direct or indirect subsidiary of Parent, shall acquire at least 90 percent of the outstanding Shares, the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                    ARTICLE 4

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Purchaser as of the date of this Agreement as follows:

                  4.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Each of the Company and each of its Subsidiaries is (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and
(ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have and would not be likely to have, individually or in the aggregate, a material adverse effect on the business, operations, or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company and its Subsidiaries to conduct their business after the Closing consistent in all material respects with the manner conducted in the past (a "MATERIAL ADVERSE EFFECT"); provided, however, that "Material Adverse Effect" shall not include any change, effect, condition, event or circumstance arising out of or attributable to (i) any decrease in the market price of the Shares (but not any change, effect, condition, event or circumstance underlying such decrease to the extent that it would otherwise constitute a Material Adverse Effect), (ii) changes, effects, conditions, events or circumstances that generally affect the industries in which the Company or the Subsidiaries operate (including legal and regulatory changes), (iii) general economic conditions or changes, effects, conditions or circumstances affecting the securities markets generally or (iv) changes arising from the consummation of the transactions contemplated hereby or the announcement of the execution of this Agreement. Each of the Company and each of its Subsidiaries has all requisite power and authority to own or lease and operate its properties and carry on its business as now conducted. The Company has heretofore made available to Parent true, accurate and complete copies of



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the certificate of incorporation and by-laws, each as amended to date as and currently in effect.

                  4.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby (the "ANCILLARY DOCUMENTS"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (including without limitation the unanimous approval of the independent directors of the Company Board), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby (other than the approval of this Agreement by the holders of a majority of the Shares if required by applicable law). This Agreement has been, and any Ancillary Document at the time of execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents to which Parent and/or Purchaser is a party each constitutes a valid and binding obligation of Parent and/or Purchaser as the case may be) constitutes and will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  4.3. COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries is in violation of any order of any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitration board or tribunal ("GOVERNMENTAL ENTITY"), or any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree ("LAWS") applicable to the Company or its Subsidiaries or any of their respective properties or assets, except for violations which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect or prevent or delay or be likely to prevent or delay the consummation of the transactions contemplated hereby.

                  4.4. CAPITALIZATION, ETC. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, $.01 par value ("PREFERRED STOCK"). As of the date hereof, (a) 12,416,297 shares of Common Stock are outstanding, (b) no shares of Preferred Stock are outstanding and no series of Preferred Stock has been established, (c) 9,670 shares of Common Stock are held by the Company in its treasury, and (d) no shares of capital stock of the Company are held by the Company's Subsidiaries.
SECTION 4.4 of the disclosure letter, dated as of the date hereof, delivered by the Company to Parent (the "COMPANY DISCLOSURE LETTER") sets forth a complete and accurate list, as of the date hereof, of (i) the number of outstanding Options, (ii) the number of shares of Common Stock which can be acquired upon the exercise of all outstanding Options, respectively, and (iii) the exercise price of each outstanding Option. The Company has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of the Common Stock on any matter. Except as set forth in SECTION 4.4 of the Company Disclosure Letter, since September 30, 1999, the Company (i) has not issued any shares of Common Stock other than upon the exercise of Options, (ii) has granted no Options to purchase shares of Common Stock under the Company Stock Plans to the executive officers of the Company,
(iii) has not granted any Award (as defined in the Trigen Energy Corporation 1994 Stock Incentive Plan) to any of the executive officers of the Company, and
(iv) has not split, combined or reclassified any of its shares of capital stock. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth above in this SECTION 4.4 or in SECTION 4.4 of the Company Disclosure Letter, there are no other shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities, and no stock appreciation rights or limited stock appreciation rights or other rights (including rights of first refusal), agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of, or equity interests in, or any material assets of, the Company or any of its Subsidiaries. There are no outstanding obligations of the Company or any Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. At the Effective Time, each outstanding Option, and each outstanding Award awarded or granted under the Trigen Energy Corporation 1994 Stock Incentive Plan, shall be canceled without the consent of any other party or the payment of any consideration other than as provided in SECTION 3.2. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of the Company or the Surviving Corporation pursuant to any Company Employee Benefit Plan. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

                  4.5. NO VIOLATION. (a) Except as set forth in SECTION 4.5 of the Company Disclosure Letter, neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents nor the consummation by the Company of the transactions contemplated hereby or thereby will: (i) violate, conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, pledge, charge, assessment, security interest, mortgage, claim, option, easement, imperfection of title, tenancy or other legal or equitable right of others, or other encumbrance of any character whatsoever (including, without limitation, right of first refusal) (each an "ENCUMBRANCE") upon any of the properties of the Company or any of its Subsidiaries under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound (each, a "CONTRACT" and, collectively, "CONTRACTS"), except for any of the foregoing matters specified in this clause (ii) which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect or prevent or delay or be likely to prevent or delay the consummation of the transactions contemplated hereby; (iii) other than the filings provided for in SECTION 2.3 and the filings required under the Exchange Act, require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, the lack of which, individually or in the aggregate, would have or be likely to have a Material Adverse Effect or, by law, prevent or delay the consummation of the transactions contemplated hereby; or (iv) violate any Laws applicable to the Company, any of its Subsidiaries or any of their respective assets, except for violations which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect or materially adversely affect or be likely to materially adversely affect the ability of the Company to consummate the transactions contemplated hereby, except for any of the foregoing matters specified in clauses (ii), (iii) and (iv) which might result from either the nature of Parent's other businesses or assets being such that the Company no longer would qualify as an owner of a "Qualified Facility" or would be subject to state regulatory requirements, including approvals, as a result of Parent's or Purchaser's being a foreign controlled corporation.

                  (b) For purposes of this Agreement, a "Subsidiary" means, with respect to the Parent, the Company or any other Person, any entity of which the Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided that for purposes of this Agreement any joint venture with Cinergy Corp., a Delaware corporation shall be a "Subsidiary" of Parent whether or not Parent owns 50% of the stock or other equity interest of such joint venture.

                  4.6. COMPANY REPORTS; OFFER DOCUMENTS. (a) The Company has made available to Parent each registration statement, report, proxy statement or information statement (as defined under the Exchange Act) prepared by it since December 31, 1996, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for such untrue statements or omissions which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect. Each of the consolidated balance sheets of the Company included in the Company Reports (including the related notes and schedules) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and stockholders' equity of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented in all material respects the results of operations, cash flows and shareholders' equity of the Company and its Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except that the unaudited interim financial statements are subject to normal year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

                  (b) None of the Schedule 14D-9, the information statement, if any, filed by the Company in connection with the Offer pursuant to Rule 14f-1 under the Exchange Act (the "INFORMATION STATEMENT"), any schedule required to be filed by the Company with the SEC or any amendment or supplement thereto, at the respective times such documents are filed with the SEC or first published, sent or given to the Company's stockholders, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading except that no representation is made by the Company with respect to information supplied by the Parent or Purchaser specifically for inclusion in the Schedule 14D-9 or Information Statement or any amendment or supplement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, at the time such documents are filed with the SEC, or first published, sent or given to the Company's stockholders, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time the Company shall obtain knowledge of any facts with respect to itself, any of its officers and directors or any of its Subsidiaries that would require the supplement or amendment to the
Schedule 14D-9 or the information supplied by the Company for inclusion or incorporation by reference in the Offer Documents in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to comply with applicable Laws, such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company, and in the event Parent shall advise the Company as to its obtaining knowledge of any facts that would make it necessary to supplement or amend any of the foregoing documents, the Company shall promptly amend or supplement such document as required and distribute the same to its stockholders.

                  4.7. LITIGATION. As of the date hereof, except as set forth in the Company Reports or in SECTION 4.7 of the Company Disclosure Letter or as may have been or may be brought as a result of Parent's offer to purchase the Company and related transactions, (i) there are no claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, "LITIGATION") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity (other than, in the case of Litigation by non-Governmental Entities, in the ordinary course of business), except Litigation which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect or prevent or delay or be likely to prevent or delay the consummation of the transactions contemplated hereby, nor does the Company have knowledge of any facts or circumstances that it believes would be likely to form the basis for any such claims, actions, suits, proceedings, arbitrations, investigations or audits; (ii) no Governmental Entity has indicated in writing an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries, except for audits, investigations or reviews which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect or prevent or delay or be likely to prevent or delay the consummation of the transactions contemplated hereby, if adversely determined; and (iii) there is no material judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against the Company or any Subsidiary (except that the Company makes no representation with respect to any such items as may result from litigation brought as a result of Parent's offer to purchase the Company and related transactions).

                  4.8. ABSENCE OF CERTAIN CHANGES. Since September 30, 1999, there has not been (i) any event, occurrence or condition, except any event, occurrence or condition which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect, (ii) any amendments or changes in the certificate of incorporation or by-laws of the Company, (iii) any material change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, repurchase or other acquisition of any of its securities (other than regular quarterly dividends on the shares of Common Stock in an amount no greater than $.035), or (v) other than pursuant to the contractual arrangements referred to in Section 4.10, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice.

                  4.9. TAXES. Except as set forth in SECTION 4.9 of the Company Disclosure Letter:

                  (a) The Company and its Subsidiaries have timely filed (taking into account extensions) all material Tax Returns (as defined below) required to be filed by any of them. All such Tax Returns are true, correct and complete, except for such instances which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect.

                  (b) The Company and its Subsidiaries have paid all Taxes (as defined below) required to be paid by any of them or claimed or asserted by any taxing authority to be due, except for failures to so pay which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect, and except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company Reports in accordance with GAAP.

                  (c) The most recent financial statements contained in the Company Reports reflect full reserves for all Taxes payable by the Company and its Subsidiaries for all Tax periods and portions thereof through the date of such financial statements, except to the extent that any failure to so reserve, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect.

For purposes of this Agreement,

         "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.

         "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  4.10. EMPLOYEE BENEFIT PLANS. (a) For purposes of this Agreement, "COMPANY EMPLOYEE BENEFIT PLANS" means all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit or compensation arrangements, including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company or any of its Subsidiaries or to which the Company or of its Subsidiaries is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of the Company or any of its Subsidiaries.

                  (b) Except as set forth in SECTION 4.10 of the Company Disclosure Letter, (i) the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or Company Employee Benefit Plan, and (ii) there are no material employment or severance agreements or severance policies applicable to the Company or any of its Subsidiaries.

                  (c) The Company Employee Benefit Plans have been maintained in all material respects in accordance with their terms and with all provisions of ERISA and the Internal Revenue Code of 1986, as amended (including rules and regulations thereunder) (the "CODE") and all other applicable federal and state laws and regulations except for such failures to so maintain which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect.

                  4.11. LABOR AND EMPLOYMENT MATTERS. Except for such matters which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees. The Company is in compliance with all Laws regarding employment, employment practices, terms and conditions of employment and wages and Laws, except for such noncompliance which, either individually or in the aggregate, would not have or be likely to have a Material Adverse Effect.

                  4.12. BROKERS. Except for Credit Suisse First Boston Corporation (the "FINANCIAL ADVISOR"), the arrangements of which have been disclosed to Parent in writing, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement that is based upon any arrangement made by or on behalf of the Company.

                  4.13. PERMITS. The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate its properties or to lawfully conduct their respective businesses as presently conducted (the "COMPANY PERMITS"), except where the failure to have any of the Company Permits, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect. As of the date hereof, (a) no modification, revocation, suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company threatened, and (b) no Company Permit is subject to any outstanding order, decree, judgment, stipulation or investigation that would be likely to affect such Company Permit, except, in the case of (a) or (b), any suspensions or cancellations which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect.

                  4.14. ENVIRONMENTAL MATTERS. (a) Except as set forth in the Company Reports filed prior to the date hereof or as would not, individually or in the aggregate, have or be likely to have a Material Adverse Effect:

                           (i) the Company and each of its Subsidiaries has at
all times been operated, and is, in compliance with all applicable Environmental Laws (as defined below);

                           (ii) the Company and each of its Subsidiaries has
obtained or has applied for all applicable environmental, health and safety permits, licenses, variances, approvals and authorizations required under Environmental Laws (collectively, "ENVIRONMENTAL PERMITS") necessary for the conduct of its operations, and such Environmental Permits are in effect or, where applicable, a renewal application has been timely filed, and the Company and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits;

                           (iii) there is no Environmental Claim (as defined
below) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries;

                           (iv) to the knowledge of the Company, there have been
no Releases (as defined below) of any Hazardous Materials (as defined below) that would be reasonably likely to form the basis of any Environmental Claim against the Company, any of its Subsidiaries or any predecessor thereof; and

                           (v) none of the properties currently owned, leased or
operated, or, to the knowledge of the Company, formerly owned, leased or operated, by the Company, its Subsidiaries or any predecessor thereof, are now, or were in the past, listed on the National Priorities List of Superfund Sites, any analogous state list or any database listing sites for the purpose of investigation under Environmental Laws.

                  (b)      For purposes of this Agreement:

                           (i) "ENVIRONMENTAL CLAIM" means any and all
administrative, regulatory or judicial actions, suits, demands, demand letters, information requests, directives, claims, liens, investigations, proceedings or notices of noncompliance, violation or status as a potentially responsible Person or otherwise liable party by any Person (including any Governmental Entity) relating to or alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, response costs, removal costs, natural resources damages, property damages, personal injuries or penalties) relating to
(A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to any Environmental Laws.

                           (ii) "ENVIRONMENTAL LAWS" means all applicable
federal, state and local laws, rules, requirements, regulations and judicial or administrative opinions, orders or decrees, and any common law causes of action, in each case relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human or employee health or safety including, without limitation, laws and regulations relating to Releases of Hazardous Materials.

                           (iii) "HAZARDOUS MATERIALS" means (A) any petroleum
or any by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBS"), radioactive materials, ionizing radiation or electromagnetic field radiation; (B) any chemicals, materials or substances which are included in the definition of "wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, regulated under any Environmental Law.

                           (iv) "RELEASE" means any release, spill, emission,
leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

                  4.15. INSURANCE POLICIES. The Company and its Subsidiaries have obtained and maintained in full force and effect insurance with insurance companies or associations in such amounts, on such terms and covering such risks, as is customarily carried by reasonably prudent persons conducting businesses or owning or leasing assets similar to those conducted, owned or leased by the Company, except any failures to obtain or maintain such insurance which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect.

                  4.16. OPINION OF FINANCIAL ADVISOR. The Special Committee has received the written opinion of the Financial Advisor to the effect that, as of the date hereof, the proposed consideration to be received, in the Offer and Merger Agreement, taken together, by the holders of shares (other than Parent and its affiliates) of the Company pursuant to the Offer and the Merger is fair to such holders of shares (other than Parent and its affiliates) from a financial point of view (the "OPINION"). The Company hereby represents and warrants that it has been authorized by the Financial Advisor to permit the inclusion of the Opinion and references thereto, subject to prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), in the Offer to Purchase, the Schedule TO, the Schedule 14D-9 and the Proxy Statement (as defined below).

                  4.17. STATE TAKEOVER STATUTES. The Company Board has taken all necessary action so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of the Agreement or to the Offer, the Merger or the transactions contemplated hereby or the letter agreement, dated January 19, 2000 (the "CASTEN STOCK PURCHASE AGREEMENT"), between Mr. Thomas Casten and Parent relating to the purchase by Parent or Purchaser of the Shares owned by Mr. Casten.

                  4.18. REQUIRED VOTE OF COMPANY STOCKHOLDERS. Unless the Merger may be consummated in accordance with Section 253 of the DGCL, the only vote of the stockholders of the Company required to adopt this Agreement, the Ancillary Documents and to approve the Merger and the transactions contemplated hereby and thereby, is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                  4.19. REGULATION AS A UTILITY. The Company and/or the Subsidiaries are regulated as a public utility in the states set forth on
SECTION 4.19 of the Company Disclosure Letter. Except as set forth on SECTION
4.19 of the Company Disclosure Letter, neither the Company nor any "subsidiary company" or "affiliate" of the Company is subject to regulation as a public utility or public service company (or similar designation) by the United States or any state of the United States. All filings required to be made by the Company or any of its Subsidiaries since December 31, 1998, under any applicable laws or orders relating to the regulation of public utilities, have been filed with the appropriate public utility commission, health agency or other appropriate governmental entity (including, without limitation, to the extent required, the state public utility regulatory agencies in the states identified in SECTION 4.19 of the Company Disclosure Letter), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the appropriate laws or orders, except any filings or failures to comply which, individually or in the aggregate, would not have or be likely to have, a Material Adverse Effect. Except as specified on SECTION 4.19 of the Company Disclosure Letter, no approval of any public utilities regulatory authority (including all public utility control or public service commissions and similar state regulatory bodies) is required for the Company's execution and delivery of this Agreement or the performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

                  4.20. YEAR 2000 COMPLIANCE. (a) The computer systems of the Company and its Subsidiaries are Year 2000 Compliant, except for such failures to be Year 2000 Compliant as would not, individually or in the aggregate, have or be likely to have a Material Adverse Effect. All inventory, products and independently developed applications of the Company and its Subsidiaries that is, consists of, includes or uses computer software is Year 2000 Compliant, except for such failures to be Year 2000 Compliant as would not, individually or in the aggregate, have or be likely to have a Material Adverse Effect. To the knowledge of the Company, any failures on the part of the customers of and suppliers to the Company and its Subsidiaries to be Year 2000 Compliant will not, individually or in the aggregate, have or be likely to have a Material Adverse Effect.

                  (b) The term "YEAR 2000 COMPLIANT", with respect to a computer system or software program, means that such computer system or program: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (ii) has the ability to provide date recognition for any data element without limitation; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1,

2000, data containing dates before that date; and (vii) has the ability to recognize all "leap year" dates, including February 29, 2000.

                                    ARTICLE 5

         5. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER. Parent and Purchaser hereby represent and warrant to the Company as of the date of this Agreement as follows:

                  5.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Each of Parent and Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, except where the failure to have such power and authority, individually or in the aggregate, would not materially adversely affect the ability of Parent and Purchaser to consummate the transactions contemplated hereby and by the Ancillary Documents.

                  5.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation by Parent and Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective Boards of Directors of Parent and Purchaser and by Parent as the sole stockholder of Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Documents at the time of execution will have been, duly and validly executed and delivered by Parent and Purchaser, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of the Company) constitutes and will constitute the valid and binding obligations of each of Parent and Purchaser, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  5.3. NO VIOLATION. Neither the execution and delivery of this Agreement or any of the Ancillary Documents by the Parent and Purchaser, nor the consummation by them of the transactions contemplated hereby or thereby, will
(i) violate, conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of the Parent or Purchaser;
(ii) other than the filings provided for in SECTION 2.3 and the filings required under the Exchange Act, require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, the lack of which, individually or in the aggregate, would have or be likely to have a Material

Adverse Effect on the ability of the Parent or Purchaser to consummate the transactions contemplated hereby, (iii) violate any Laws applicable to the Parent or the Purchaser or any of their respective assets, except for violations which, individually or in the aggregate, would not have or be likely to have a Material Adverse Effect on the ability of the Parent or Purchaser to consummate the transactions contemplated hereby, and (iv) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the creation of any Encumbrance upon any of the properties of the Parent or Purchaser under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Parent or Purchaser is bound, except for any of the foregoing matters which, individually or in the aggregate, would not materially adversely affect the ability of Parent and Purchaser to consummate the transactions contemplated hereby and by the Ancillary Documents.

                  5.4. INTERIM OPERATIONS OF PURCHASER. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations as contemplated hereby.

                  5.5. FINANCING. At the consummation of the Offer and at the Effective Time, Parent will have or will cause the Purchaser to have funds available to it sufficient to consummate the Offer and the Merger on the terms contemplated hereby.

                  5.6 INFORMATION SUPPLIED. None of the Offer Documents or any amendment or supplement thereto, at the respective times such documents are filed with the SEC or first published, sent or given to the Company's stockholders, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading except that no representation is made by the Parent or Purchaser with respect to information supplied by the Company specifically for inclusion in the Offer Documents or any amendment or supplement. None of the information supplied or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in the Schedule 14D-9 will, at the time such documents are filed with the SEC or distributed to the Company's stockholders, contains any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time the Parent or Purchaser shall obtain knowledge of any facts with respect to itself, any of its officers and directors or any of its Subsidiaries that would require the supplement or amendment to the

Offer Documents or the information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Schedule 14D-9 in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or to comply with applicable Laws, such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company, and in the event the Company shall advise Parent or Purchaser as to its obtaining knowledge of any facts that would make it necessary to supplement or amend any of the foregoing documents, Parent or Purchaser shall promptly amend or supplement such document as required and distribute the same to the Company's stockholders.

                                    ARTICLE 6

         6.       COVENANTS.

                  6.1. ALTERNATIVE PROPOSALS. The Company agrees (a) that, between the date hereof and the Effective Time, neither it nor any of its Subsidiaries shall, and it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ALTERNATIVE PROPOSAL") or engage in any negotiations concerning, or provide any confidential information or data to, afford access to the properties, books or records of the Company or any of its Subsidiaries to, or have any discussions with, any Person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform such parties of the obligations undertaken in this SECTION 6.1; and (c) that it will notify Parent immediately of the identity of the potential acquirer and the terms of such Person's or entity's proposal if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company; provided, however, that nothing contained in this SECTION 6.1 shall prohibit the Company or its Subsidiaries, upon approval of the Special Committee, from (i) prior to the acceptance for payment of shares of Common Stock by Purchaser pursuant to the Offer, furnishing information to, or entering into discussions or negotiations with, any Person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of substantially all of the assets of the Company, a business combination or other similar transaction, if, and only to the extent that, (A) such proposal was not initially solicited, encouraged or knowingly facilitated by the Company, its Subsidiaries or their agents in violation of this SECTION 6.1, (B) such proposal is not subject to a financing condition and involves consideration that provides a higher value per share than the Merger Consideration, (C) the Company Board, or the Company's directors constituting the Special Committee, determines in good faith based on the advice of outside counsel that the failure to take such action would be inconsistent with its fiduciary duties to stockholders imposed by Law, and (D) prior to furnishing information to, or entering into discussions or negotiations with, such Person or entity, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person or entity. The Company shall keep Parent immediately informed of the status of any such discussions or negotiations (including the identify of such Person or entity and the terms of any proposal); and (ii) to the extent applicable, complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this SECTION 6.1 shall (x) permit the Company to terminate this Agreement (except as specifically provided in ARTICLE 8 hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement, or (z) affect any other obligation of the Company under this Agreement. Notwithstanding anything to the contrary in this
SECTION 6.1, Parent and Purchaser have advised the Company Board that they have no intention of selling the Parent Shares or the Shares acquired by Purchaser in the Offer pursuant to such an Alternative Proposal.

                  6.2. INTERIM OPERATIONS. (a) From the date of this Agreement until the Effective Time, except as set forth in SECTION 6.2 of the Company Disclosure Letter, unless Parent has consented in writing thereto, the Company shall, and shall cause its Subsidiaries to, (i) conduct its operations according to its ordinary course of business consistent with past practice; (ii) use its reasonable best efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those Persons having business relationships with them; and (iii) upon the discovery thereof, promptly notify Parent of the existence of any breach of any representation or warranty contained herein (or, in the case of any representation or warranty that makes no reference to Material Adverse Effect, any breach of such representation or warranty in any material respect) or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct (or, in the case of any representation or warranty that makes no reference to Material Adverse Effect, to no longer be true and correct in any material respect).

                  (b) From and after the date of this Agreement until the Effective Time, except as set forth in SECTION 6.2 of the Company Disclosure Letter, unless Parent has consented in writing thereto, the Company shall not, and shall cause each of its Subsidiaries not to:

                           (i)      amend its certificate of incorporation or
by-laws;

                           (ii)     issue,  sell or pledge  any  shares  of its
capital stock or other ownership interest in the Company (other than issuances of Common Stock in respect of any exercise of stock options outstanding on the date hereof and disclosed in SECTION 4.4 of the Company Disclosure Letter) or its Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities (or derivative instruments in respect of the foregoing);

                           (iii) effect any stock split or otherwise change
its capitalization as it exists on the date hereof, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of its Subsidiaries;

                           (iv) (A) grant, confer or award any option, warrant,
convertible security or other right to acquire any shares of its capital stock or take any action to cause to be exercisable any otherwise unexercisable option under any Company Stock Plan (except as otherwise required by the terms of such unexercisable options), (B) accelerate or waive any or all of the goals, restrictions or conditions imposed under any Award, or (C) issue, sell, grant or award any shares of capital stock or any right to acquire shares of capital stock under any Company Stock Plan (except as otherwise required by such plan);

                           (v)      declare,  set  aside or pay any  dividend
or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than such payments by the Subsidiaries to the Company);

                           (vii)    mortgage or otherwise  encumber or subject
to any Encumbrance, or sell, lease or otherwise dispose of any of its property or assets (including capital stock of its Subsidiaries), other than Encumbrances that are incurred in the ordinary course of business, consistent with past practice, the sale or disposition of inventory in the ordinary course of business or the sale, lease, encumbrance or other disposition of assets which, individually or in the aggregate, are obsolete or not material to the Company and its Subsidiaries taken as a whole;

                           (viii) (A) acquire by merger, purchase or any other
manner, any business or entity or any division thereof for consideration in excess of $1,000,000 in the aggregate; or (B) otherwise acquire any assets which would be material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except for purchases of inventory, supplies or capital equipment in the ordinary course of business consistent with past practice and the acquisition of assets for consideration in excess of $1,000,000 in the aggregate;

                           (ix)     except for borrowings  under existing credit
facilities and excepting transactions between the Company and any Subsidiary, incur or assume any long-term or short-term debt or issue any debt securities or assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the debt or other obligations of any other Person, other than obligations (other than debt) of its Subsidiaries incurred in the ordinary course of business;

                           (x)      (A) make any loans,  advances or capital
continuations to, or investments in, any other Person (other than Subsidiaries), except with respect to commitments outstanding as of the date hereof, or (B) forgive any loans, advances or capital continuations to, or investments in, any other Person (other than Subsidiaries), for an aggregate amount in excess of $1,000,000 (as to clauses (A) and (B) collectively);

                           (xi)     except as  contemplated by this Agreement or
in the ordinary course of business consistent with past practices (A) increase the compensation payable or to become payable to its officers or employees, (B) other than in accordance with existing policies and arrangements, grant any severance pay to its officers, directors or employees or (C) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable law or the terms or a collective bargaining agreement or a contractual obligation existing on the date hereof;

                           (xii) change any of the accounting principles or
practices used by the Company, except as may be required by GAAP;

                           (xiii) pay, discharge or satisfy any material claims,
material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such material claims, material liabilities or material obligations in the ordinary course of business and consistent with past practice or (B) of material claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in the Company Reports;

                           (xiv) agree to the settlement of any claim or
litigation, which settlement would have a Material Adverse Effect;

                           (xv) make, change or rescind any material Tax
election (other than recurring elections that customarily are made in connection with the filing of any Tax

Return; provided that any such elections are consistent with the past practices of the Company or its Subsidiaries, as the case may be) or settle or compromise any material Tax liability that is the subject of any audit, claim for delinquent Taxes, examination, action, suit, proceeding or investigation by any Taxing authority;

                           (xv)     except to the extent  required  under
existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as contemplated by this Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits

                           (xix)    enter into any agreement,  understanding
or commitment that restrains, limits or impedes the ability of the Company or any of its Subsidiaries to compete with or conduct any business or line of business, including geographic limitations on the activities of the Company or any of its Subsidiaries;

                           (xx)     materially  modify,  amend  or  terminate
any material contract, or waive, relinquish, release or terminate any right or claim, in each case, except in the ordinary course of business consistent with past practice;

                           (xxi) other than with respect to commitments
outstanding as of the date hereof, make any capital expenditures in the aggregate for the Company and its Subsidiaries in excess $1,000,000, in the aggregate;

                           (xxii) take any action to cause the Common Stock to
be delisted from the New York Stock Exchange prior to the completion of the offer; and

                           (xxiii) agree in writing or otherwise to take any of
the foregoing actions.

                  6.3. COMPANY STOCKHOLDER APPROVAL; PROXY STATEMENT. (a) If approval or action in respect of the Merger by the stockholders of the Company is required by applicable Law, the Company, acting through the Company Board, shall (i) call a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of voting upon this Agreement and the transactions contemplated hereby, (ii) hold the Stockholders Meeting as soon as practicable following the purchase of shares of Common Stock pursuant to the Offer, and (iii) unless taking such action would be inconsistent with the fiduciary duties of the directors of the Company or of the Company's directors constituting the Special Committee, as determined by such directors in good faith, and after consultation with independent legal counsel, recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby. In the event a Stockholders Meeting is called, the Company shall use its reasonable best efforts to solicit from the stockholders of the Company proxies in favor of the approval and adoption of this Agreement, and the transactions contemplated hereby and to secure the vote or consent of stockholders required by the DGCL to approve and adopt this Agreement, unless otherwise required by the applicable fiduciary duties of the directors of the Company or of the Company's directors constituting the Special Committee, as determined by such directors in good faith, and after consultation with independent legal counsel. This Agreement must be submitted to the stockholders of the Company whether or not the Company Board determines at any time subsequent to declaring its advisability that the Agreement is no longer advisable and recommends that the stockholders reject it.

                  (b) If required by applicable Law, the Company will, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement (such proxy statement, and any amendments or supplements thereto, the "PROXY STATEMENT") or, if applicable, an Information Statement with the SEC with respect to the Stockholders Meeting and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company will notify Parent of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent promptly with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to it being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Parent agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event which should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

                  (c) The Company represents and warrants that the Proxy Statement will comply in all material respects with the Exchange Act and, at the respective times filed with the SEC and distributed to stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to any information included in the Proxy Statement that was provided by Parent or Purchaser. The Parent represents and warrants that none of the information supplied by Parent or Purchaser for inclusion in the Proxy Statement will, at the respective times filed with the SEC and distributed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent agrees that Parent will promptly inform the Company of the discovery by it or Purchaser of any information that should be set forth in an amendment or supplement to the Proxy Statement.

                  (d) The Company shall use its best efforts to obtain the necessary approvals by its stockholders of the Merger, this Agreement and the transactions contemplated hereby.

                  (e) Parent agrees to cause all shares of Common Stock purchased by Purchaser pursuant to the Offer and all other shares of Common Stock owned by Parent, Purchaser or any other subsidiary or affiliate of Parent to be voted in favor of the approval of the Merger.

                  6.4. COMPANY BOARD REPRESENTATION; SECTION 14(f). (a) Promptly upon the purchase of shares of Common Stock pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, as will give Parent representation on the Company Board equal to the product of (i) the number of directors on the Company Board and (ii) the percentage that the number of shares of Common Stock owned by Purchaser or Parent bears to the number of shares of Common Stock then outstanding (the "Percentage"), and the Company shall, upon request by Parent, promptly increase the size of the Company Board and/or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable the Parent's designees to be elected to the Company Board and shall cause the Parent's designees to be so elected; provided, however, that until the Effective Time, the Company Board shall have at least one member who is not designated by Parent or Purchaser. At the request of Parent, the Company will use its best efforts to cause such individuals designated by Parent to constitute the same Percentage of
(i) each committee of the Company Board, (ii) the board of directors of each Subsidiary and (iii) each committee of each Subsidiary's board of directors. The Company's obligations to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act. The Company shall take, at its expense, all action necessary to effect any such election, and shall include in the
Schedule 14D-9 the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Parent will supply to Company in writing, and be solely responsible for, any information with respect to itself and its nominees, directors and affiliates that is required by Section 14(f) and Rule 14f-1.

                  (b) Following the election or appointment of Parent's designees pursuant to this SECTION 6.4 and prior to the Effective Time, the approval of a majority of the directors of the Company then in office who are not designated by Parent shall be required to authorize any permitted termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company Board, any extension of time for the performance of any of the obligations or other acts of Parent or Purchaser, and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company.

                  6.5. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company, Parent, and Purchaser shall: (a) use their reasonable best efforts to cooperate with one another in (i) determining which filings other than under the Exchange Act are required to be made prior to the expiration of the Offer or the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities or other third parties in connection with the execution and delivery of this Agreement and any other Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all filings under the Exchange Act and all such other filings and timely seek all required consents, approvals, permits, authorizations and waivers; and (b) use their reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Surviving Corporation shall take all such necessary action.

                  6.6. ACCESS TO INFORMATION. (a) From the date of this Agreement until the Closing, the Company shall, and shall cause its Subsidiaries to, (i) give Parent and its authorized representatives reasonable access, upon reasonable notice and during reasonable business hours to all books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and their accountants and accountants' work papers, (ii) permit Parent to make such copies and inspections thereof as Parent may reasonably request and (iii) furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request; provided that no investigation or information furnished pursuant to this SECTION 6.6 shall affect any representation or warranty made herein by the Company or the conditions to the obligations of Parent to consummate the transactions contemplated by this Agreement.

                  (b) Parent shall hold all information furnished on a confidential basis by or on behalf of the Company or any of the Company's Subsidiaries or representatives pursuant to Section 6.6(a) in confidence.

                  6.7. PUBLICITY. The initial press release relating to this Agreement shall be issued jointly by the Company and Parent. Thereafter, the Company and Parent shall obtain the prior consent of each other before issuing any press release or otherwise making public statements with respect to the transactions contemplated hereby, except as may be required by Law or any listing agreement with any national securities exchange with respect thereto.

                  6.8. FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated hereby, including the Merger.

                  6.9. INSURANCE; INDEMNITY. (a) Purchaser will (and the Surviving Corporation as successor to the Purchaser as a result of the Merger will) maintain in effect for not less than six years after the Effective Time, the Company's current directors and officers insurance policies, if such insurance is obtainable (or policies of at least the same coverage containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the Effective Time, including acts relating to the transactions contemplated by this Agreement; provided, however, that in order to maintain or procure such coverage, the Surviving Corporation shall not be required to maintain or obtain policies providing such coverage except to the extent such coverage can be provided at an annual cost of no greater than 2 times the most recent annual premium paid by the Company prior to the date hereof (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Purchaser or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

                  (b) To the extent, if any, not provided by an existing right of indemnification or the agreement or policy, from and after the Effective Time, Purchaser and following the Merger, the Surviving Corporation shall indemnify and hold harmless each Person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (each, an "INDEMNIFIED PARTY"), against all losses, expenses, claims, damages or liabilities or, subject to the last sentence of this paragraph, amounts paid in settlement, arising in connection with any claim, action, suit, proceeding or investigation (an "ACTION") arising out of or pertaining to acts or omissions by such Person in their capacities as an officer or director, as the case may be, of the Company, which acts or omissions occurred prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent permitted by law. In the event of any such Action, the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any conflict between the

Surviving Corporation and any Indemnified Parties or there are additional defenses available to any Indemnified Parties, the Indemnified Parties shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Parties, which counsel shall be reasonably acceptable to the Surviving Corporation, and Purchaser shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Action to the fullest extent permitted by applicable law; provided, however, that the Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such Action. Parent and Purchaser acknowledge that the members of the Special Committee shall be entitled to select their own counsel pursuant to the preceding sentence with respect to any litigation related to the transactions contemplated hereby; provided, however, that such counsel must be reasonably acceptable to Parent. Any Indemnified Party wishing to claim indemnification under this SECTION 6.9, upon learning of any such claim, action, suit, proceeding or investigation eligible for indemnification under this SECTION 6.9, shall notify the Surviving Corporation, but failure to notify the Surviving Corporation shall not relieve it from any liability which it may have under this SECTION 6.9, except to the extent that such failure results in the forfeiture of substantive rights or defenses. The Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

                  (c) Purchaser will, and following the Merger, will cause the Surviving Corporation to, keep in effect all provisions in the Surviving Corporation's certificate of incorporation and by-laws that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company at least to the extent they are presently indemnified by the Company and such provisions shall not be amended except as either required by applicable Law or to make changes permitted by Law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses.

                  (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this SECTION 6.9.

                  (e) The provisions of this SECTION 6.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                  6.10. CERTAIN EMPLOYEE AGREEMENTS. Subject to Section 6.11, Parent, Purchaser and the Company and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the Company or its Subsidiaries; provided, however, that this undertaking does not prevent Parent, Purchaser or the Company from enforcing or complying with such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, exercising any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment under any such contract, agreement, collective bargaining agreement or commitment or under applicable law. Any workforce reductions carried out following the Effective Time by Parent or the Company and their subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof, including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

                  6.11.    EMPLOYEE BENEFIT PLANS.

                  (a) MAINTENANCE OF THE COMPANY BENEFIT PLANS. Each of the Company Employee Benefit Plans (other than Company Stock Plans) in effect at the date hereof shall be maintained in effect with respect to the employees or former employees of the Company and any of its Subsidiaries, who are covered by any such benefit plan immediately prior to the Effective Time (the "AFFILIATED EMPLOYEES") until Parent, Purchaser or the Company otherwise determine after the Effective Time; provided, however, that nothing herein contained shall limit any right contained in any such Company Employee Benefit Plan or under applicable law to amend, modify, suspend, revoke or terminate any such plan; provided further, however, that Parent, Purchaser or the Company or their subsidiaries shall provide benefits to the Affiliated Employees for a period of not less than one year following the Effective Time which are no less favorable in the aggregate than those provided under the Company Employee Benefit Plans (other than Company Stock Plans) (with respect to employees and former employees of the Company and its Subsidiaries). Without limitation of the foregoing, with respect to any benefit plan established to replace any Company Employee Benefit Plan (other than Company Stock Plans); each participant in any such Company Employee Benefit Plan shall receive credit for purposes of eligibility to participate and vesting under any benefit plan of the Company or any of its Subsidiaries or affiliates for service credited for the corresponding purpose under such benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit or cause any such Company Employee Benefit Plan to fail to comply with the applicable provisions of the Code or ERISA.

                  (b) WELFARE BENEFITS PLANS. With respect to any welfare benefit plan established to replace any Company Employee Benefit Plan which is a welfare benefit plan in which Affiliated Employees may be eligible to participate after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such Affiliated Employees and that have not been satisfied as of the Effective Time, such replacement plans shall waive all limitations to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements and provide each Affiliated Employee with credit for other co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements applicable to the same calendar year under any welfare plans that such Affiliated Employees are eligible to participate in after the Effective Time.

                                    ARTICLE 7

         7.       CONDITIONS.

                  7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

                  (a) If approval of this Agreement and the Merger by the holders of Common Stock is required by applicable Law, this Agreement and the Merger shall have been approved by the requisite vote of such holders.

                  (b) Any review or approval required by governmental authorities in countries in which the Company or its Subsidiaries have operations material to the Company and its Subsidiaries, taken as a whole, shall have been completed or obtained.

                  (c) No United States federal or state or Republic of France governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order decree, injunction or other order which is in effect and prohibits or has the effect of prohibiting the consummation of the Merger or makes such consummation illegal.

                                    ARTICLE 8

         8.       TERMINATION.

                  8.1. TERMINATION. This Agreement, notwithstanding approval thereof by the stockholders of the Company, may be terminated at any time prior to the Effective Time:

                   (a) by mutual written consent of the Board of Directors of the Parent and the Special Committee;

                  (b)      by the Parent or the Special Committee:

                           (i)      if either (i) the purchase of Shares
pursuant to the Offer has not been consummated on or before March 15, 2000, or the Effective Time shall not have occurred on or before June 30, 2000 (provided that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date); or

                           (ii) if there shall be any Law that makes
consummation of the Offer or the Merger illegal or prohibited, or if any court of competent jurisdiction in the United States or the Republic of France shall have issued an order, judgment, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, judgment, decree, ruling or other action shall have become final and non-appealable;

                  (c)      by the Special Committee,

                           (i)      if there is an Alternative  Proposal which
the Special Committee in good faith determines is more favorable from a financial point of view to the stockholders of the Company as compared to the Offer and the Merger, and the Special Committee determines in good faith based upon advice of outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to stockholders imposed by Law; provided, however, that the right to terminate this Agreement pursuant to this SECTION 8.1(C) shall not be available (i) if the Company has breached its obligations under SECTION 6.1, or (ii) if the Alternative Proposal (x) is subject to a financing condition or (y) involves consideration that is not entirely cash or does not permit stockholders to receive the payment of the offered consideration in respect of all shares at the same time, unless the Special Committee has been furnished with a written opinion of the Financial Advisor or other nationally recognized investment banking firm to the effect that (in the case of clause
(x)) the Alternative Proposal is readily financeable and (in the case of clause
(y)) that such offer provides a higher value per share than the consideration per share pursuant to the Offer or the Merger, or (iii) if, prior to or concurrently with any purported termination pursuant to this SECTION 8.1(C), the Company shall not have paid the fees and expenses contemplated by
SECTION 8.2, or (iv) if the Company has not provided Parent and Purchaser with five business days prior written notice of its intent to so terminate this Agreement and delivered to the Parent and Purchaser a copy of the written agreement embodying the Alternative Proposal in its then most definitive form;

                           (ii)     if Parent or  Purchaser shall have breached
in any material respect any of their respective representations, warranties or covenants contained in this Agreement;

                  (d)      by the Parent,

                           (i)      prior to the  acceptance of any shares of
Common Stock under the Offer, if due to an occurrence or circumstance that would result in the failure of any condition specified in Exhibit A, Parent shall have terminated the Offer without having accepted any Shares for payment thereunder unless such occurrence or circumstance that would result in the failure of any such condition shall have been caused by or resulted from the failure of Parent or Purchaser to perform any obligation of either of them contained in this Agreement; or

                           (ii)     prior to the  purchase of any Common  Stock
validly tendered pursuant to the Offer, the Special Committee shall have withdrawn or modified in a manner that is, materially adverse to Parent or Purchaser, its approval or recommendation of this Agreement, the Offer, the Merger or any other transaction contemplated hereby or shall have recommended another merger, consolidation or business combination involving, or acquisition of, the Company or its assets or another tender offer for Common Stock, or shall have resolved to do any of the foregoing.

                  8.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
ARTICLE 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this SECTION 8.2 and SECTIONS 6.6(B), 9.5 and 9.6, and there shall be no liability on the part of the Company, the Parent, Purchaser or their respective officers or directors, except for any breach of a party's obligations under such provisions. If this Agreement shall terminate pursuant to Section 8.1(b)(i) as a result of the failure of the Company to satisfy the condition set forth in paragraphs (f) of EXHIBIT A, or pursuant to 8.1(C) or 8.1(D)(II), the Company shall promptly, but in no event later than two business days after any such termination, reimburse Parent and its affiliates for the out-of-pocket expenses of Parent and its affiliates, incurred in connection with or arising out of the Offer, the Merger or the transactions contemplated hereby or by the Ancillary Documents, including reasonable attorneys' fees. If this Agreement shall terminate pursuant to

Section 8.1(c)(ii), Parent shall promptly, but in no event later than two business days after any such termination, reimburse the Company its out-of-pocket expenses incurred in connection with or arising out of the Offer, the Merger or the transactions contemplated hereby or by the Ancillary Documents, including reasonable attorneys' fees. The parties agree that such reimbursement of expenses shall be Parent's and Purchaser's exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement. The Company acknowledges that the agreements contained in this SECTION 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Purchaser would not enter into this Agreement. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful, material breach of this Agreement.

                  8.3. AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the board of directors of each of the parties hereto and, in the case of the Company, with the approval of the Special Committee at any time before or after adoption of this Agreement by the stockholders of the Company (if required); PROVIDED, HOWEVER, that after any such stockholder approval (if required), no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of, or the income tax consequences to, the Company's stockholders (other than Parent and its Affiliates) hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

                  8.4. EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; PROVIDED, HOWEVER, that, if the Company seeks to make such extension or waiver as provided in (a), (b) or (c) above, it must first obtain the approval of the Special Committee. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9

         9.       GENERAL PROVISIONS.

                  9.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement, or in any instrument delivered pursuant to this Agreement, shall survive the Effective Time.

                  9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile, to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

       If to Parent or Purchaser:

       Elyo S.A.
       235 Avenue Georges Clemenceau BP 4601
       92746 Nanterre Cedex
       France
       Facsimile:  01 41 20 10 10
       Attention:  Michel Caillard

       with a copy to:

       Fried, Frank, Harris, Shriver & Jacobson
       One New York Plaza
       New York, New York  10004
       Facsimile: (212) 859-4000
       Attention:  Jeffrey Bagner, Esq.

       If to the Company:

       Trigen Energy Corporation
       One Water Street
       White Plains, New York  10601
       Facsimile: (914) 948-9157
       Attention:  Eugene Murphy, Esq.

       With a copy to:

       Troutman Sanders LLP
       Bank of America Plaza
       600 Peachtree Street, N.E., Suite 5200
       Atlanta, Georgia  30308
       Facsimile:  (404) 885-3900
       Attention:  W. Brinkley Dickerson, Jr., Esq.

                  9.3. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that either Parent or Purchaser (or both) may assign its rights hereunder (including, without limitation, the right to make the Offer and/or to purchase shares of Common Stock pursuant to the Offer) to a wholly owned subsidiary of Parent; and, further provided that nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of SECTION 6.9 which may be enforced directly by the beneficiaries thereof, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.4. ENTIRE AGREEMENT. This Agreement, the Company Disclosure Letter, the Exhibits, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  9.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Parent and Purchaser hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the State of Delaware or any court of the State of Delaware (the "DELAWARE COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Parent hereby appoints The Corporation Trust Company as agent for service of process. The address of such agent for service of process is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                  9.6. FEES AND EXPENSES. Except as otherwise provided in
SECTION 8.2, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

                  9.7. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                           (i)      "AFFILIATE"  of a Person means a Person that
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                           (ii)     "KNOWLEDGE"  of  any  party  hereto  shall
mean  the  knowledge  of any of the executive officers of that party.

                           (iii) "PERSON" means an individual, corporation,
partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

                  9.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The table of contents contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.9. INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural Persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

                  9.10. WAIVERS. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement or in any of the Ancillary Documents. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  9.11. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  9.12. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  9.13. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                      TRIGEN ENERGY CORPORATION

                                       By: /s/ Richard E. Kessel
                                           ---------------------
                                           Name:      Richard E. Kessel
                                           Title:     Executive Vice President

                                        ELYO S.A.

                                       By: /s/ Olivier Degos
                                           ---------------------
                                           Name:      Oliver Degos
                                           Title:     Corporate Vice President

                                        T ACQUISITION CORP.

                                       By: /s/ Olivier Degos
                                           ---------------------
                                           Name:      Oliver Degos
                                           Title:     Secretary

                                                  TABLE OF CONTENTS


                                                                                                            Page

ARTICLE 1.....................................................................................................2
         1. The Offer.........................................................................................2
                  1.1 The Offer...............................................................................2
                  1.2. Actions by Parent and Purchaser........................................................3
                  1.3. Actions by the Company.................................................................4

ARTICLE 2.....................................................................................................6
         2. The Merger........................................................................................6
                  2.1. The Merger.............................................................................6
                  2.2. The Closing............................................................................6
                  2.3. Effective Time.........................................................................6
                  2.4 Certificate of Incorporation, Bylaws, Directors and
                             Officers of the Surviving Corporation..........................................  7
ARTICLE 3.....................................................................................................7
         3. Effect of the Merger on Securities of Purchaser and the Company...................................7
                  3.1. Purchaser Stock........................................................................7
                  3.2. Company Securities.....................................................................7
                  3.3. Exchange of Certificates Representing Shares...........................................9
                  3.4. Adjustment of Merger Consideration.....................................................10
                  3.5. Dissenting Company Stockholders........................................................11
                  3.6. Merger Without Meeting of Stockholders.................................................11

ARTICLE 4.....................................................................................................11
         4. Representations and Warranties of the Company.....................................................11
                  4.1. Existence; Good Standing; Corporate Authority..........................................12
                  4.2. Authorization, Validity and Effect of Agreements.......................................12
                  4.3. Compliance with Laws...................................................................13
                  4.4. Capitalization, etc....................................................................13
                  4.5. No Violation...........................................................................14
                  4.6. Company Reports; Offer Documents.......................................................15
                  4.7. Litigation.............................................................................17
                  4.8. Absence of Certain Changes.............................................................17
                  4.9. Taxes................................................................................  18
                  4.10. Employee Benefit Plans................................................................19
                  4.11. Labor and Employment Matters..........................................................19
                  4.12. Brokers...............................................................................20
                  4.13. Permits...............................................................................20
                  4.14. Environmental Matters.................................................................20
                  4.15. Insurance Policies....................................................................22
                  4.16. Opinion of Financial Advisor..........................................................22

                  4.17. State Takeover Statutes...............................................................22
                  4.18. Required Vote of Company Stockholders.................................................23
                  4.19. Regulation as a Utility...............................................................23
                  4.20. Year 2000 Compliance,.................................................................24

ARTICLE 5.....................................................................................................24
         5. Representations and Warranties of Parent and Purchaser............................................24
                  5.1. Existence; Good Standing; Corporate Authority..........................................24
                  5.2. Authorization, Validity and Effect of Agreements.......................................25
                  5.3. No Violation...........................................................................25
                  5.4. Interim Operations of Purchaser........................................................26
                  5.5. Financing..............................................................................26
                  5.6. Information Supplied...................................................................26

ARTICLE 6.....................................................................................................27
         6. Covenants.........................................................................................27
                  6.1. Alternative Proposals..................................................................27
                  6.2. Interim Operations.....................................................................28
                  6.3. Company Stockholder Approval; Proxy Statement..........................................31
                  6.4. Company Board Representation; Section 14(f)............................................33
                  6.5. Filings; Other Action..................................................................34
                  6.6. Access to Information..................................................................34
                  6.7. Publicity..............................................................................35
                  6.8. Further Action.........................................................................35
                  6.9. Insurance; Indemnity...................................................................35
                  6.10. Certain Employee Agreements...........................................................37
                  6.11. Employee Benefit Plans................................................................37

ARTICLE 7.....................................................................................................38
         7. Conditions........................................................................................38
                  7.1. Conditions to Each Party's Obligation to Effect the Merger.............................38

ARTICLE 8.....................................................................................................39
         8. Termination.......................................................................................39
                  8.1. Termination............................................................................39
                  8.2. Effect of Termination and Abandonment..................................................41
                  8.3. Amendment..............................................................................41
                  8.4. Extension; Waiver......................................................................41

ARTICLE 9.....................................................................................................42
         9. General Provisions................................................................................42
                  9.1. Nonsurvival of Representations and Warranties..........................................42
                  9.2. Notices.42
                  9.3. Assignment; Binding Effect.............................................................43
                  9.4. Entire Agreement.......................................................................43
                  9.5. Governing Law..........................................................................44

                  9.6. Fee and Expenses.......................................................................44
                  9.7. Certain Definitions....................................................................44
                  9.8. Headings...............................................................................44
                  9.9. Interpretation.........................................................................45
                  9.10. Waivers...............................................................................45
                  9.11. Severability..........................................................................45
                  9.12. Enforcement of Agreement..............................................................45
                  9.13. Counterparts..........................................................................45

                                    EXHIBIT A

                             CONDITIONS OF THE OFFER

                  Notwithstanding any other term of the Offer or this Agreement, Purchaser shall not be required to accept for payment or to pay for any shares of Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer if at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exist or shall occur and remain in effect:

                           (a) there shall have been instituted, pending or threatened any litigation by the Government of the United States or the Republic of France or by any agency or instrumentality thereof or by any other third Person or nongovernmental entity that would be reasonably likely to (i) restrict the acquisition by Parent or Purchaser (or any of its affiliates) of shares of Common Stock pursuant to the Offer or restrain, prohibit or delay the making or consummation of the Offer or the Merger, (ii) make the purchase of or payment for some or all of the shares of Common Stock pursuant to the Offer or the Merger illegal, (iii) impose limitations on the ability of Parent or Purchaser (or any of their affiliates) effectively to acquire or hold, or to require Parent, Purchaser or the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any portion of their assets or the business of any one of them, (iv) impose material limitations on the ability of Parent, Purchaser or their affiliates to exercise full rights of ownership of the shares of Common Stock purchased by it, including, without limitation, the right to vote the shares purchased by it on all matters properly presented to the stockholders of the Company, (v) limit or prohibit any material business activity by Parent, Purchaser or any of their affiliates, including, without limitation, requiring the prior consent of any Person or entity (including the Government of the United States of America and the Republic of France, and any instrumentality thereof) to future transactions by Parent, Purchaser or any of their affiliates (Parent and Purchaser acknowledge that the regulatory nature of some of the Company's assets and businesses may result in the limitation of Parent's and its affiliates in certain utility-related areas) or (vi) make materially more costly (A) the making of the Offer, (B) the acceptance for payment of, or payment for, some or all of the Shares pursuant to the Offer, (C) the purchase of Shares pursuant to the Offer or (D) the consummation of the Merger; or

                           (b) there shall have been a subsequent development in any action or proceeding relating to the Company or any of its Subsidiaries that would (i) be reasonably likely to be materially adverse either to Parent and Purchaser or to



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


         Company and its Subsidiaries taken as a whole or (ii) make materially more costly (A) the making of the Offer, (B) the acceptance for payment of, or payment for, some or all of the shares pursuant to the Offer, (C) the purchase of shares pursuant to the Offer or (D) the consummation of the Merger; or

                           (c) there shall have been any action taken, or any Law promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger by any Governmental Entity that could directly or indirectly result in any of the consequences referred to in subsection
         (a) above; or

                           (d) this Agreement shall have been terminated in accordance with its terms; or

                           (e) the Tender and Voting Agreement, dated as of January 19, 2000, among Parent, Purchaser, Charles E. Bayless and George F. Keane, or the Casten Stock Purchase Agreement, shall not be in effect; or

                           (f) (i) any of the representations and warranties made by the Company in this Agreement that are qualified by materiality or Material Adverse Effect shall not have been true and correct in all respects when made, or shall thereafter have ceased to be true and correct in all respects as if made at the scheduled or extended expiration of the Offer (except to the extent that any such representation or warranty refers specifically to another date, in which case such representation or warranty shall be true and correct in all respects as of such other date), or the other representations and warranties made by the Company in this Agreement shall not have been true and correct in all material respects when made, or shall thereafter have ceased to be true and correct in all material respects as if made at the scheduled or extended expiration of the Offer (except to the extent that any such representation or warranty refers specifically to another date, in which case such representation or warranty shall be true and correct in all material respects as of such other date) or (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement; or

                           (g) Parent and the Special Committee shall have agreed that Parent shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

                           (h) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over the counter market in the United States, (ii) a declaration of any banking moratorium by federal or state authorities or any suspension of payments in respect of banks or any limitation (whether or not mandatory) imposed by federal or state authorities on the extension of credit by lending institutions in the

          United States or the Republic of France, (iii) any mandatory limitation by the federal government that has a material adverse effect generally on the extension of credit by banks and other financial institutions generally, (iv) a commencement of a war, armed hostilities or any other international or national calamity directly or indirectly involving the United States or the Republic of France, or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the sole judgment of the Parent, a material acceleration or worsening thereof.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such condition and may be waived by Parent or Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                  Should the Offer be terminated pursuant to the foregoing provisions, all tendered shares of Common Stock not theretofore accepted for payment shall promptly be returned by the depositary to the tendering stockholders.

                                    EXHIBIT B

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TRIGEN ENERGY CORPORATION

                                  ************

                  FIRST: The name of the Corporation is Trigen Energy
Corporation.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $.01 per share.

                  FIFTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

                  SIXTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

                  SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.




                                       -2-